UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2018

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement

On April 25, 2018, Central European Media Enterprises Ltd. (“CME”) entered into an amendment (the “2015 Third Party Credit Agreement Amendment”) to the senior unsecured term credit facility among CME, as borrower, BNP Paribas, as administrative agent, Time Warner Inc. (“Time Warner”), as guarantor, and the lenders party thereto, originally dated September 30, 2015 (as filed with the SEC on October 1, 2015 as Exhibit 10.1 to CME’s Current Report on Form 8-K), as amended (the “2015 Third Party Credit Agreement”). The 2015 Third Party Credit Agreement Amendment extends the maturity date of the 2015 Third Party Credit Agreement from November 1, 2019 to November 1, 2021. In connection with the 2015 Third Party Credit Agreement Amendment, CME is entering into customary ordinary course hedging arrangements that will be guaranteed by Time Warner and certain Time Warner subsidiaries in respect of the extension period.

On April 25, 2018, CME Media Enterprises B.V. (“CME BV”), a wholly owned subsidiary of CME, entered into an amendment (the “2016 Third Party Credit Agreement Amendment”) to the senior unsecured term credit facility among CME BV, as borrower, BNP Paribas, as administrative agent, CME and Time Warner, as guarantors, and the lenders party thereto, originally dated February 19, 2016 (as filed with the SEC on February 22, 2016 as Exhibit 10.1 to CME’s Current Report on Form 8-K), as amended (the “2016 Third Party Credit Agreement”). The 2016 Third Party Credit Agreement Amendment extends the maturity date of the 2016 Third Party Credit Agreement from February 19, 2021 to April 26, 2023. In connection with the 2016 Third Party Credit Agreement Amendment, CME BV is entering into customary ordinary course hedging arrangements that will be guaranteed by CME, Time Warner and certain Time Warner subsidiaries in respect of the extension period.

On April 25, 2018, CME entered into (i) an amendment and restatement agreement among CME, CME BV and Time Warner, as credit guarantor, which amends and restates the amended and restated reimbursement agreement (as so amended and restated, the “Second Amended and Restated Reimbursement Agreement”) among CME, CME BV and Time Warner, as credit guarantor, originally dated as of November 14, 2014, as amended and restated as of February 19, 2016 (as filed with the SEC on February 22, 2016 as Exhibit 10.8 to CME’s Current Report on Form 8-K), as amended (the “Existing Reimbursement Agreement”) and (ii) an amendment and restatement agreement among CME, Time Warner, as administrative agent, and the lenders party thereto, which amends and restates the amended and restated revolving loan credit facility agreement (as so amended and restated, the “Second Amended and Restated Revolving Credit Facility Agreement”) among CME, as borrower, Time Warner, as administrative agent, and the lenders party thereto, originally dated as of May 2, 2014, as amended and restated as of February 19, 2016 (as filed with the SEC on February 22, 2016 as Exhibit 10.7 to CME’s Current Report on Form 8-K), as amended (the “Existing Revolving Credit Facility Agreement”).

Second Amended and Restated Reimbursement Agreement

The Second Amended and Restated Reimbursement Agreement, which is effective from April 26, 2018, amends the guarantee fees payable by CME or CME BV to Time Warner in respect of (i) the senior unsecured term credit facility among CME, as borrower, BNP Paribas, as administrative agent, Time Warner, as guarantor, and the lenders party thereto, originally dated November 14, 2014 (as originally filed with the SEC on November 14, 2014 as Exhibit 10.1 to CME’s Current Report on Form 8-K), as amended (the “2014 Third Party Credit Agreement”), (ii) the 2015 Third Party Credit Agreement and (iii) the 2016 Third Party Credit Agreement, which guarantee fees are payable in U.S. dollars and calculated as the amount equal to (a) a rate per annum equal to (x) the applicable “all-in rate” minus (y) the rate of interest paid by CME under the 2014 Third Party Credit Agreement and the 2015 Third Party Credit Agreement, or CME BV under the 2016 Third Party Credit Agreement, as applicable, multiplied by (b) the amount of loans outstanding from time to time under the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement or the 2016 Third Party Credit Agreement, as applicable. The all-in rate is measured quarterly on the basis of CME’s Consolidated Net Leverage (as defined in the Second Amended and Restated Reimbursement Agreement). For the 2014 Third Party Credit Agreement and the 2015 Third Party Credit Agreement, the all-in rate will range from 6.0% per annum (if CME’s Consolidated Net Leverage is greater than or equal to 7.0 times) to 3.25% per annum (if CME’s Consolidated Net Leverage is less than 4.0 times). For the 2016 Third Party Credit Agreement, the all-in rate will range from 6.50% per annum (if CME’s Consolidated Net Leverage is greater than or equal to 7.0 times) to 3.50% per annum (if CME’s Consolidated Net Leverage is less than 3.0 times). The all-in rate is payable solely in cash.

In addition, CME may achieve a further reduction of up to 50 basis points from the all-in rates described above if CME reduces its long-term debt to less than EUR 815.0 million, subject to certain adjustments in respect of specified debt repayments, on or prior to September 30, 2018.

The Second Amended and Restated Reimbursement Agreement also provides that following a Change of Control (as defined in the Second Amended and Restated Reimbursement Agreement), the all-in rate with respect to each of the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and the 2016 Third Party Credit Agreement will, on the date that is 365 days following the Change of Control, increase to the lesser of (1) the then applicable all-in rate plus 3.5% per annum and (2) 10.0% per annum.

The Second Amended and Restated Reimbursement Agreement also contains two financial covenants, which require CME to maintain a quarterly Consolidated Total Leverage ratio of no more than 8.0 times initially, which reduces over time to 5.0 times, and a quarterly Interest Cover ratio (each as defined in the Second Amended and Restated Reimbursement Agreement) of no less than 1.35 times, which gradually increases to 2.0 times. The Second Amended and Restated Reimbursement Agreement includes a covenant requiring repayment of outstanding indebtedness and guarantee fees with the proceeds of specified asset sales, specified issuances of equity securities and insurance events and specified insurance payments. The Second Amended and Restated Reimbursement Agreement (a) reduces restrictions on CME’s ability to enter into certain acquisitions, asset dispositions and joint venture transactions, to incur indebtedness with respect to capital leases, and to incur additional indebtedness and provide additional security with respect to such indebtedness, in some cases, to the extent that CME’s Consolidated Total Leverage is less than 3.0 times prior to and after giving effect to any such transactions and (b) permits CME to make dividends and restricted payments with respect to CME’s stock to the extent that CME’s Consolidated Total Leverage is less than 2.75 times prior to and after giving effect to such payments. CME may not refinance the 2015 Third Party Credit Agreement, the 2016 Third Party Credit Agreement or the Second Amended and Restated Revolving Credit Facility Agreement before April 26, 2020, but may make voluntary prepayments thereon. CME may not refinance the 2014 Third Party Credit Agreement prior to its maturity date but may make voluntary prepayments thereon. The remaining terms of the Second Amended and Restated Reimbursement Agreement remain substantially the same as the Existing Reimbursement Agreement.

Second Amended and Restated Revolving Loan Facility with Time Warner

The Second Amended and Restated Revolving Credit Facility Agreement, which is effective from April 26, 2018, extends the maturity date of the facility thereunder from February 19, 2021 to April 26, 2023 and increases the commitments from US$ 50.0 million to US$ 75.0 million.

The amounts outstanding under the Second Amended and Restated Revolving Credit Facility Agreement will bear interest at a rate based on, at CME’s option, the Alternate Base Rate or the Adjusted LIBO Rate (each as defined (including a floor) in the Second Amended and Restated Revolving Credit Facility Agreement), plus a margin. The margin will be determined on the basis of CME’s Consolidated Net Leverage (as defined in the Second Amended and Restated Revolving Credit Facility Agreement) and will range from (a) 5.25% per annum (in the event Consolidated Net Leverage is greater than or equal to 7.0 times) to 2.25% per annum (in the event Consolidated Net Leverage is less than 3.0 times) for Alternate Base Rate loans or (b) 6.25% per annum (in the event Consolidated Net Leverage is greater than or equal to 7.0 times) and 3.25% per annum (in the event Consolidated Net Leverage is less than 5.0 times) for Adjusted LIBO Rate loans. Interest is payable solely in cash.

The Second Amended and Restated Revolving Credit Facility Agreement also provides that following a Change of Control (as defined therein), all commitments terminate and the margin increases, on the date that is 365 days following such Change of Control, to 9.0% per annum for outstanding Alternate Base Rate loans and 10.0% per annum for outstanding Adjusted LIBO Rate loans. The modifications to the covenants under the Second Amended and Restated Revolving Credit Facility Agreement are substantially similar to the modifications to the covenants under the Second Amended and Restated Reimbursement Agreement (described above). The remaining terms of the Second Amended and Restated Revolving Credit Facility Agreement remain substantially the same as Existing Revolving Credit Facility Agreement.

The above descriptions of (i) the 2015 Third Party Credit Agreement Amendment, (ii) the 2016 Third Party Credit Agreement Amendment, (iii) the Second Amended and Restated Reimbursement Agreement and (iv) the Second Amended and Restated Revolving Credit Facility Agreement are incomplete and are qualified in their entirety by reference to the 2015 Third Party Credit Agreement Amendment, the 2016 Third Party Credit Agreement Amendment, the Second Amended and Restated Reimbursement Agreement, and the Second Amended and Restated Revolving Credit Facility Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.4 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the 2015 Third Party Credit Agreement Amendment, the 2016 Third Party Credit Agreement Amendment, the Second Amended and Restated Reimbursement Agreement and the Second Amended and Restated Revolving Credit Facility Agreement above is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure

On April 26, 2018, the Company announced the transactions described above pursuant to the press release, the text of which is set forth in Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Third Amendment, dated as of April 25, 2018, to the Credit Agreement dated as of September 30, 2015, among Central European Media Enterprises Ltd., as borrower, Time Warner Inc., as guarantor, BNP Paribas, as administrative agent, and the lenders party thereto.

Exhibit 10.2
Second Amendment, dated as of April 25, 2018, to the Credit Agreement dated as of February 19, 2016, among CME Media Enterprises B.V., as borrower, Central European Media Enterprises Ltd., as guarantor, Time Warner Inc., as guarantor, BNP Paribas, as administrative agent, and the lenders party thereto.

Exhibit 10.3
Amendment and Restatement Agreement, dated April 25, 2018, in respect of the Amended and Restated Reimbursement Agreement, dated as of November 14, 2014, as amended and restated as of February 19, 2016, as amended, among Central European Media Enterprises Ltd., CME Media Enterprises B.V., and Time Warner Inc., as credit guarantor.

Exhibit 10.4
Second Amended and Restated Reimbursement Agreement, dated as of November 14, 2014, as amended and restated as of February 19, 2016, and as further amended and restated as of April 26, 2018, among Central European Media Enterprises Ltd., CME Media Enterprises B.V., and Time Warner Inc., as credit guarantor.

Exhibit 10.5
Amendment and Restatement Agreement, dated April 25, 2018, in respect of the Amended and Restated Revolving Loan Facility Credit Agreement, dated as of May 2, 2014, as amended and restated as of February 19, 2016, as amended, among Central European Media Enterprises Ltd., as borrower, Time Warner Inc., as administrative agent, and the lenders party thereto.

Exhibit 10.6
Second Amended and Restated Revolving Loan Facility Credit Agreement, dated as of May 2, 2014, as amended and restated as of February 19, 2016, and as further amended and restated as of April 26, 2018, among Central European Media Enterprises Ltd., as borrower, Time Warner Inc., as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of April 26, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date:	April 26, 2018
/s/ David Sturgeon
David Sturgeon
Chief Financial Officer